UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2006

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2006, Anadys Pharmaceuticals, Inc. (the "Company") entered into an offer letter (the "Offer Letter") with James T. Glover, pursuant to which Mr. Glover will serve as the Company’s Senior Vice President, Operations and Chief Financial Officer, effective no later than September 25, 2006.

Pursuant to the terms of the Offer Letter, Mr. Glover will receive an annual base salary of $285,000 and is eligible to receive an annual discretionary bonus ranging from 0-40% of his annual base salary. Mr. Glover also received a sign-on bonus/relocation assistance of $65,000 in connection with his appointment as the Company’s Senior Vice President, Operations and Chief Financial Officer. In addition, on September 25, 2006 (the "Grant Date"), Mr. Glover was granted a non-qualified stock option to purchase 175,000 shares of Anadys Common Stock (the "Stock Option"), with an exercise price of $ 2.99 per share, which is equal to the closing price of the Company’s common stock one trading day prior to the Grant Date. The Stock Option has a term of 10 years and a vesting schedule providing that 1/4th of the shares will vest on the one year anniversary of the Grant Date and 1/48th of the total shares will vest monthly thereafter over the next three years. This Stock Option was granted as an inducement grant without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Although the Stock Option was granted outside the Company's 2004 Equity Incentive Plan, it is subject to substantially identical terms and conditions as those contained in the Company's 2004 Equity Incentive Plan. A copy of the Company’s form of Inducement Stock Option Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on September 5, 2006.

Mr. Glover and the Company will also enter into a Severance and Change in Control Agreement (the "Agreement"), which will provide that if, within the sixty (60) day period immediately preceding or the twelve (12) month period following a Change in Control (as defined in the Agreement), his employment with the Company is terminated by the Company without Cause or for Good Reason (as such terms are defined in the Agreement), then contingent upon delivery of a waiver and release, Mr. Glover will be entitled to the following benefits: (i) a payment equal to nine months of Mr. Glover’s annual base salary in effect at the time of termination, less standard deductions and withholdings; and (ii) the full accelerated vesting and exercisability of all outstanding options to purchase the Company’s common stock held by Mr. Glover. In the event that Mr. Glover’s employment with the Company is terminated by the Company without Cause (and not in connection with a Change in Control) within the twelve (12) month period immediately following Mr. Glover’s first day of employment with the Company, then contingent upon delivery of a waiver and release, Mr. Glover will be entitled to a payment equal to nine (9) months of Mr. Glover’s annual base salary in effect at the time of termination, less standard deductions and withholdings.

The foregoing description is subject to, and qualified in its entirety by, the Offer Letter, which is attached hereto as Exhibit 10.43.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 25, 2006, the Company appointed James T. Glover as Senior Vice President, Operations and Chief Financial Officer. Mr. Glover will serve as the Company’s principal financial officer effective as of September 25, 2006. Jennifer Crittenden, the Company’s Vice President, Finance, who prior to September 25, 2006 served as both the Company’s principal financial officer and principal accounting officer, will continue to serve as the Company’s principal accounting officer.

Mr. Glover, 56, served as Senior Vice President and Chief Financial Officer of Beckman Coulter, Inc., a clinical diagnostics and biomedical research company, from 2003 to 2006. Previously at Beckman Coulter, Inc., Mr. Glover held the positions of Vice President, Controller and Chief Accounting Officer during 2003 and Vice President and Treasurer from 1999 to 2003. Before that, he held a variety of financial management positions at Beckman Coulter, Inc. Mr. Glover received a B.S. in Accounting from California State Polytechnic University and a Masters in Business Administration (M.B.A.) from Pepperdine University.

Item 9.01 Financial Statements and Exhibits.

10.42 Form of Inducement Stock Option Agreement.*

10.43 Offer Letter between the Company and James T. Glover, CPA, dated September 11, 2006.

* Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

September 25, 2006	By:	/s/ Kleanthis G. Xanthopoulos, Ph.D.

Name: Kleanthis G. Xanthopoulos, Ph.D.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.42	Form of Inducement Stock Option Agreement.
10.43	Offer Letter between the Company and James T. Glover, CPA, dated September 11, 2006.